UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2007

E-Z-EM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11479	11-1999504
(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Avenue, Lake Success, New York	11042
(Address of Principal Executive Offices)	(Zip Code)

(516) 333-8230
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.
(b)

On April 30, 2007, E-Z-EM, Inc. (the “Company”) announced the resignation of Dennis J. Curtin, the Company’s Senior Vice President – Chief Financial Officer. A copy of the press release issued by the Company on April 30, 2007, announcing Mr. Curtin’s resignation and the appointment of Joseph A. Cacchioli, as described in (c), below, is attached hereto as Exhibit 99.1. Mr. Curtin’s resignation is effective May 11, 2007.

(c)

On April 30, 2007, the Company announced the appointment of Joseph A. Cacchioli, age 50, as acting Chief Financial Officer, to serve in such capacity pending the Company’s search for a new chief financial officer to replace Mr. Curtin. Mr. Cacchioli has been employed by the Company since 1984, and has been a Vice President and Controller since 1991. Mr. Cacchioli’s appointment is effective May 11, 2007.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press release dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2007	E-Z-EM, INC.

(Registrant)

By:	/s/Peter J. Graham

Peter J. Graham

Senior Vice President –

Chief Legal Officer, Global Human Resources and Secretary

EXHIBIT INDEX

Exhibit

99.1	Press release dated April 30, 2007.